Exhibit 24

SIGNATURES AND POWER OF ATTORNEY
     The officers and directors of QUALCOMM Incorporated whose signatures appear below, hereby constitute and appoint PAUL E. JACOBS and WILLIAM E. KEITEL, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned this post-effective amendment to the Registration Statements on Form S-8 with respect to the QUALCOMM Incorporated 1991 Stock Option Plan and any amendment or amendments thereto, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Paul E. Jacobs Paul E. Jacobs	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	March 30, 2011

/s/ William E. Keitel William E. Keitel	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 30, 2011

Director
Barbara T. Alexander

/s/ Stephen M. Bennett	Director	March 30, 2011
Stephen M. Bennett

Director
Donald G. Cruickshank

/s/ Raymond V. Dittamore	Director	March 30, 2011
Raymond V. Dittamore

/s/ Thomas W. Horton	Director	March 30, 2011
Thomas W. Horton

/s/ Irwin Mark Jacobs	Director	March 30, 2011
Irwin Mark Jacobs

/s/ Robert E. Kahn	Director	March 30, 2011
Robert E. Kahn

/s/ Sherry Lansing	Director	March 30, 2011
Sherry Lansing

/s/ Duane A. Nelles	Director	March 30, 2011
Duane A. Nelles

Signature	Title	Date

/s/ Francisco Ros	Director	March 30, 2011
Francisco Ros

/s/ Brent Scowcroft	Director	March 30, 2011
Brent Scowcroft

/s/ Marc I. Stern	Director	March 30, 2011
Marc I. Stern